Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in this Annual Report on Form 40-F for the year ended March 31, 2026 of CAE Inc. of our report dated May 21, 2026, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in Exhibit 99.2 incorporated by reference in this Annual Report on Form 40-F.

We also consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-275323, 333-267775, 333-213708, 333-155366 and 333-97185) of CAE Inc. of our report dated May 21, 2026 referred to above. We also consent to reference to us under the heading “Interests of Experts” in the Annual Information Form, filed as Exhibit 99.1 to this Annual Report on Form 40-F, which is incorporated by reference in such Registration Statements.

/s/PricewaterhouseCoopers LLP

Montréal, Canada
June 22, 2026

PricewaterhouseCoopers LLP
1250 René-Lévesque Boulevard West, Suite 2500
Montréal, Quebec, Canada H3B 4Y1
T.: +1 514 205 5000, F.: +1 514 876 1502
Fax to mail: ca_montreal_main_fax@pwc.com
“PwC” refers to PricewaterhouseCoopers LLP, an Ontario limited liability partnership.